UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2014

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On November 4, 2014, we increased our minority ownership in ATC, a heavy and medium-duty truck dealership group located in Texas, Oklahoma and New Mexico, to approximately 91% by acquiring additional interest as more fully described in a press release announcing the acquisition which is furnished as Exhibit 99.1 and is incorporated herein by reference. As part of the transaction, we amended our U.S. credit agreement which amendment is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 4.1 First Amendment dated October 31, 2014 to the Fourth Amended and Restated Credit Agreement dated as of April 1, 2014 among Penske Automotive Group, Inc., various financial institutions and Mercedes-Benz Financial Services USA LLC.

Exhibit 99.1 Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

November 4, 2014	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

4.1	First Amendment dated October 31, 2014 to the Fourth Amended and Restated Credit Agreement dated as of April 1, 2014 among Penske Automotive Group, Inc., various financial institutions and Mercedes-Benz Financial Services USA LLC
99.1	Press Release